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                                                               EXHIBIT 23.2



                      CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Sync Research, Inc. Amended and Restated 1991 Stock Plan and Sync Research, Inc. Amended and Restated 1995 Directors' Stock Option Plan of our report dated January 27, 1998, with respect to the consolidated financial statements and schedule of Sync Research, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997,filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP


Orange County, California
August 20, 1998